
<ARTICLE> 5
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          NOV-30-1995
<PERIOD-START>                             DEC-01-1994
<PERIOD-END>                               AUG-31-1995
<CASH>                                          32,436
<SECURITIES>                                   101,223<F1>
<RECEIVABLES>                                  241,408
<ALLOWANCES>                                         0
<INVENTORY>                                  1,085,118
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               1,544,408
<CURRENT-LIABILITIES>                                0
<BONDS>                                        362,376<F2>
<COMMON>                                        32,393
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                      1,300
<OTHER-SE>                                     369,513
<TOTAL-LIABILITY-AND-EQUITY>                 1,544,408
<SALES>                                        897,131
<TOTAL-REVENUES>                               917,639
<CGS>                                          742,335
<TOTAL-COSTS>                                  753,402<F3>
<OTHER-EXPENSES>                               125,944<F4>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              20,538
<INCOME-PRETAX>                                 17,639
<INCOME-TAX>                                     6,500
<INCOME-CONTINUING>                             11,139
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    11,139
<EPS-PRIMARY>                                     0.28
<EPS-DILUTED>                                        0<F5>

<F1>Marketable securities are comprised of first mortgages and mortgage-backed securities which are held for long-term investment.  The mortgage-backed securities serve as collateral for related collateralized mortgage obligations.
<F2>Bonds are comprised of senior and senior subordinated notes and collateralized mortgage obligations.
<F3>Total Costs include interest expense on the collateralized mortgage obligations, as the associated interest income generated from the mortgage-backed securities is included in Total Revenues.
<F4>Other Expenses are comprised of selling, general and administrative expenses.
<F5>Fully diluted earnings per share is not disclosed in the Company's consolidated financial statements since the maximum dilutive effect is not material.

